Exhibit 99.1

USA TRUCK, INC.

RECOUPMENT POLICY

Statement of Intent. The Board of Directors (“Board”) of USA Truck, Inc. believes that it is in the best interest of USA Truck, Inc. and its stockholders to encourage outstanding leadership, accountability and responsible risk-taking that benefits the long-term success of USA Truck, Inc. and its subsidiaries (collectively, the “Company”). Accordingly, the Board has adopted this Recoupment Policy (the “Policy”), which shall be effective as of November 28, 2016 (the “Effective Date”), and shall apply with respect to any Material Financial Restatements for periods ending after the Effective Date or any Material Financial Penalty incurred after the Effective Date.

Definitions. For purposes of this Policy, the following definitions shall apply:

“Covered Employee” shall mean each employee who was subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at any time during the performance period relating to the applicable Incentive-Based Compensation.

“Incentive-Based Compensation” shall mean any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. Financial reporting measures are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, any measures that are derived wholly or in part from such measures, and stock price and total stockholder return measures.

For the avoidance of doubt, Incentive-Based Compensation does not include (i) base annual salary, (ii) compensation that is awarded based solely on service (e.g., a time-vesting award, including a time-vesting stock option, restricted stock or restricted stock unit), (iii) compensation that is awarded solely at the discretion of the Executive Compensation Committee of the Board (however, the exercise of negative discretion with respect to an award that is otherwise based on attainment of a financial measure will not be considered discretionary for this purpose), or (iv) compensation that is awarded based on subjective standards, strategic measures (e.g., completion of a transaction), or operational measures.

“Look-back Period” shall mean the three completed fiscal years immediately preceding the date on which the Company is required to prepare a Material Financial Restatement, with such date being the earlier of: (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company’s previously issued financial statements contain a material error; or (ii) the date a court, regulator, or other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error.

“Material Financial Penalty” shall mean a penalty, fine, or other monetary sanction levied against the Company after the Effective Date by a regulator or other Federal or state governmental authority in an amount deemed material by the Board in its sole and absolute discretion.

“Material Financial Restatement” shall mean the restatement of one or more previously issued financial statements of the Company, for any period ending after the Effective Date, due to a material error or a series of immaterial errors that could be considered material when viewed in the aggregate of any applicable financial reporting requirements under the securities laws.

For the avoidance of doubt, a Material Financial Restatement shall not include any restatement required due to changes in accounting rules or standards or changes in applicable law, including as a result of (i) retrospective application of a change in accounting principle; (ii) retrospective revision to reportable segment information due to a change in the structure of the Company’s internal organization; (iii) retrospective reclassification due to a discontinued operation; (iv) retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; (v) retrospective adjustment to provisional amounts in connection with a prior business combination; or (vi) retrospective revision for stock splits.

The Board shall take into consideration any applicable interpretations and clarifications of the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market (“NASDAQ”) in determining whether an accounting restatement qualifies as a Material Financial Restatement for purposes of this Policy.

“Misconduct” shall mean a material act of dishonesty, fraud, or misrepresentation or a willful and material violation of a Company policy or law, in each case that directly causes (i) the applicable Material Financial Restatement, or (ii) the imposition of a Material Financial Penalty against the Company.

“Recoverable Compensation” shall mean any Incentive-Based Compensation received in the Look-back Period during which (i) the financial reporting measure specified in the applicable award is attained; or (ii) the conduct giving rise to the imposition of a Material Financial Penalty against the Company took place. If the grant or earning of an award is based, either wholly or in part, on satisfaction of a financial reporting measure, the award would be deemed received in the fiscal period when that measure was satisfied, in each case without regard to any ongoing service-based vesting requirements. Furthermore, if an award is granted or earned upon satisfaction of financial reporting measures that are based on multiple fiscal years (e.g., a three-year average), the whole award would be deemed Recoverable Compensation for purposes of this Policy if any single fiscal year of the performance period occurs during the Look-back Period.

Forfeiture and Reimbursement. In the event of a Material Financial Restatement or the imposition of a Material Financial Penalty, the Company will require, to the fullest extent permitted by applicable law, that a Covered Employee forfeit and/or reimburse the Company for all or such portion (if any) of the Covered Employee’s Recoverable Compensation as determined in the sole and absolute discretion of the Board, in accordance with the following guidelines:

1.

No Misconduct. If a Covered Employee did not engage in Misconduct, it is within the discretion of the Board to determine the amount of Recoverable Compensation, if any, that may be forfeited and/or reimbursed to the Company by such Covered Employee. The Board shall act fairly and reasonably in making such determination, and if any Recoverable Compensation shall be forfeited and/or reimbursed to the Company by such Covered Employee, the amount of Recoverable Compensation shall not be greater than the amount of Recoverable Compensation that exceeds the amount that otherwise would have been received had it been computed based on the Material Financial Restatement, and shall be calculated without regard to any taxes paid. For Recoverable Compensation based on stock price or total stockholder return measures, the amount that may be forfeited and/or reimbursed to the Company shall be based on the Board’s determination of the effect of the Material Financial Restatement on the stock price or total stockholder return on which the Incentive-Based Compensation was received. In the absence of Misconduct, no forfeiture or reimbursement shall be required as a result of a Material Financial Penalty.

2.

Misconduct. If such Covered Employee engaged in Misconduct, the full amount of Recoverable Compensation may be forfeited and/or reimbursed to the Company by such Covered Employee, as determined in the sole and absolute discretion of the Board.
Any recoupment under the Policy for Misconduct shall be in addition to, not in lieu of, any other remedies or rights of recoupment that may be available to the Company under applicable law, including, without limitation, (i) dismissing the Covered Employee, (ii) adjusting the future compensation of the Covered Employee, or (iii) authorizing legal action or taking such other action to enforce the Covered Employee's obligations to the Company as it may deem appropriate in view of all the facts and circumstances surrounding the particular case.

To the extent that a Covered Employee does not make reimbursement to the Company under this Policy within a reasonable time following demand by the Company, or any shares of Recoverable Compensation have been sold by the Covered Employee, the Company shall have the right to reduce, cancel, or withhold against outstanding, unvested, vested, or future cash or equity-based compensation, or require a substitute form of reimbursement, in each case to the maximum extent permitted under applicable law.

Notwithstanding anything to the contrary, forfeiture and reimbursement of Recoverable Compensation with respect to one or more Covered Employees shall not be required if, as determined by a majority of the independent directors of the Board, the direct costs of enforcing recovery would exceed the recoverable amounts or application of this Policy to such Covered Employee(s) would violate applicable law.

No Indemnification. The Company shall not indemnify any current or former Covered Employee against any loss of compensation under this Policy. In no event shall the Company be required to award Covered Employees an additional payment if a Material Financial Restatement would have resulted in a higher incentive compensation payment.

Acknowledgement by Covered Employees. The Company shall provide notice and seek written acknowledgement of this Policy from each Covered Employee as soon as practicable after the later of (i) the Effective Date and (ii) the date on which the employee is designated as a Covered Employee, provided that failure to obtain such acknowledgement shall have no impact on the enforceability of this Policy.

Authority and Interpretations. This Policy generally will be administered and interpreted by the Executive Compensation Committee of the Board. Unless otherwise stated herein, any determination by the Executive Compensation Committee with respect to this Policy shall be final, conclusive, and binding on all interested parties. The determinations of the Executive Compensation Committee, the Board, or the independent Directors of the Board under this Policy need not be uniform with respect to all Covered Employees.

This Policy is intended to comply with, shall be interpreted to comply with, and shall be deemed amended to comply with, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time, and any related rules or regulations promulgated by the SEC or the NASDAQ, including any additional or new requirements that become effective after the Effective Date. Any such amendment shall be effective at such time as is necessary to comply with Section 10D of the Exchange Act.

Each member of the Board shall be fully indemnified and held harmless by the Company for any liability resulting from administration of this Policy.

The provisions in this Policy are intended to be applied to the fullest extent of the law. To the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted, and shall be deemed amended in a manner consistent with its objectives to the extent necessary to conform to applicable law. The invalidity or unenforceability of any provision of this Policy shall not affect the validity or enforceability of any other provision of this Policy.

The rights of the Company under this Policy to seek forfeiture or reimbursement are not exclusive remedies and do not preclude any other recourse by the Company.

Amendment and Termination. To the extent permitted by, and in a manner consistent with, applicable SEC and NASDAQ rules and regulations, the Board reserves the power to terminate, suspend, revise, or amend this Policy.

ACKNOWLEDGMENT, CONSENT AND AGREEMENT

I acknowledge that I have received and reviewed a copy of the USA Truck, Inc. Recoupment Policy (as may be amended from time to time, the “Policy”) and agree to be bound by and subject to its terms and conditions for so long as I am a “Covered Employee” under the Policy. I further acknowledge, understand, and agree that, as a Covered Employee, the Policy could affect the compensation I receive or may be entitled to receive from USA Truck, Inc. or its subsidiaries under various agreements, plans, and arrangements with USA Truck, Inc. or its subsidiaries.

Signed:

Print Name:

Date: